EXHIBIT 32

BIOCORAL, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Biocoral, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nasser Nassiri, the President, CEO, Chairman of the Board of the Company and the Principal Accounting Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2011	By:	/s/ Nasser Nassiri
Nasser Nassiri,
President, CEO, Chairman of the Board
and Principal Accounting Officer